NEWS RELEASE

AT&T Latin America Moves Forward with Voluntary Chapter 11 Filing in US, Gives
Preliminary Guidance on Q1 2003 Performance

Washington, D.C. (April 21, 2003) – AT&T Latin America Corp. (OTC: ATTL.OB), today announced that the company has converted the Chapter 11 process for its U.S. entities to a voluntary Chapter 11 process initiated by the company. The voluntary filing includes the company’s U.S. entities

As announced on Monday, April 14, Matlin Patterson, one of the company’s secured creditors, filed a petition to reorganize ATTL under Chapter 11 in the Southern District of Florida, Miami Division. Matlin Patterson’s petition applied to AT&T Latin America Corp., as well as its Argentine subsidiary.

ATTL had indicated on Monday that the company would move quickly to convert Matlin Patterson’s filing to a voluntary filing initiated by the company. “Converting our U.S. entities to a voluntary Chapter 11 process is consistent with our strategy to protect the interests of all creditors and stakeholders of ATTL,” said Lawrence Young, ATTL Chief Financial Officer. Mr. Young indicated that the company is currently assessing various options for the Argentine subsidiary.

Additionally, ATTL released preliminary numbers regarding its first quarter performance. The company generated revenue of approximately $39mm in the first quarter. For Q1, the company expects to generate an EBITDA margin (before restructuring charges) of 8-12%, a dramatic improvement over the company’s Q4 performance, and $4-6mm above the company’s Q1 forecast. ATTL also ended the first quarter in a stronger cash position than previously expected. “We exceeded our Q1 budget in all areas and in all countries,” said Patricio Northland, CEO, President and Chairman of the Board of ATTL. Added Mr. Northland, “We continue to sign up new customers, as well as expand our business within our existing customer base. Our performance in the first quarter is a testament to the incredible accomplishments of our employees in each country. We are exceeding the objectives we set forth in December as part of our restructuring plan. As we move into the second quarter, we continue to see strong, positive momentum in the marketplace with our customers, and within our operations.”

ATTL is continuing to pursue a potential new owner or investor for the company, and does not anticipate the timing of the sale process to be affected by these actions.

About AT&T Latin America

AT&T Latin America Corp., headquartered in Washington, D.C., is a facilities-based provider of integrated business communications services in five countries: Argentina, Brazil, Chile, Colombia and Peru. The company offers data, Internet, voice, video-conferencing and e-business services.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This press release includes “forward-looking statements” which are based on management’s beliefs as well as on a number of assumptions concerning future events made by and information currently available to management. Readers are cautioned not to put undue reliance on these forward-looking statements, which are not a guarantee of performance. The statements involve known and unknown risks and uncertainties, many of which are outside of AT&T Latin America’s control that may cause its actual results or outcomes to materially differ from such statements. The risks and uncertainties include but are not limited to the risks associated with negotiating a comprehensive restructuring of its debt, including the debt of its subsidiaries not included in the Chapter 11 proceeding; AT&T Latin America’s ability to develop, prosecute, confirm and consummate a plan of reorganization with respect to the Chapter 11 case; AT&T Latin America’s ability to obtain court approval with respect to motions in the Chapter 11 proceeding it prosecutes from time to time; AT&T Latin America’s ability to fund its business plan and/or to raise additional financing on acceptable terms and conditions; its ability to retain customers; changes in economic and political conditions in the countries in which it operates; currency fluctuations; inaccurate forecasts of customer or market demand; changes in AT&T Corp.’s approach to customers and its commercial relationships with the company; changes in communications technology and/or the pricing of competitive products and services; highly competitive market conditions; changes in or developments under laws, regulations and licensing requirements in the countries in which AT&T Latin America operates; volatility of its stock price; and other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission

AT&t Latin America Continues Restructuring Plan — Begins Chapter 11 Process

which readers are urged to read carefully in assessing the forward-looking statements contained in this press release. These statements are made as of the date of this press release, and AT&T Latin America undertakes no obligation to update or revise them, whether as a result of new information, future events or otherwise.

For more information, contact:

Marcelo Esquivel	Catherine Castro
011-562-241-4706	202-689-6336
marcelo.esquivel@attla.com	catherine.castro@attla.com

# # #